Lang Michener LLP Barristers and Solicitors
Vancouver Toronto Ottawa	1500 - 1055 West Georgia Street, P.O. Box 11117 Vancouver, British Columbia, Canada V6E 4N7 Telephone (604) 689-9111 Facsimile: (604) 685-7084

File Number: 55770-1

Web site: www.langmichener.com

Direct Line: (604) 691-7436
Direct Fax Line: (604) 691-7357
E-Mail: jzukerman@lmls.com

November 4, 2004

VIA EDGAR

THE BOARD OF DIRECTORS
PATCH INTERNATIONAL INC.
Suite 1220, 666 Burrard Street
Vancouver, BC V6C 2X8

Dear Sirs:

Registration Statement on Form S-8

We are counsel to Patch International Inc. (the "Corporation"), a Nevada corporation. We have assisted in the preparation of the Registration Statement of the Corporation on Form S-8 (the "Registration Statement") covering an aggregate of 12,000,000 common shares (the "Shares") in the capital of the Corporation issuable pursuant to the 2004 Stock Option Plan.

We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Corporation with respect to the matters herein. We have also examined such statutes and public and corporate records of the Corporation, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies.

Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that the Shares to be issued by the Corporation and sold pursuant to the Registration Statement will be, when issued pursuant to the terms of the 2004 Stock Option Plan validly issued, fully paid and non-assessable.

This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

Yours truly,

/s/ David J. Cowan

David J. Cowan

for LANG MICHENER

DZC/jaz